Investment Agreement

This Investment Agreement (this “Agreement”) is dated as of March 2, 2021, by and between IRIDEX Corporation, a company duly incorporated and existing under the laws of the State of Delaware (the “Company”), and Topcon America Corporation, a company duly incorporated and existing under the laws of the State of Delaware (the “Investor”).

WHEREAS, Topcon Corporation (“Topcon”), an Affiliate of the Investor, and the Company wish to enter into a series of strategic transactions, pursuant to which (i) the Company acquires the business of Topcon Medical Laser Systems, Inc., a company duly incorporated and existing under the laws of the State of California and an Affiliate of the Investor (“TMLS”) pursuant to an Asset Purchase Agreement by and between the Company and TMLS dated on or around the date hereof (the “Asset Purchase Agreement”), (ii) Topcon, through the Investor, acquires certain equity interests of the Company, and (iii) Topcon and the Company enter into a distribution agreement pursuant to which the Company grants Topcon the exclusive right to distribute the Company’s products in certain regions (the “Distribution Agreement”); and

WHEREAS, in connection with the foregoing, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, certain shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1.

“Acquired Shares” has the meaning set forth in Section 2.1.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Asset Purchase Agreement” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Japan or the State of California are authorized or required by Law to be closed for business.

“Buy-in” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Acquired Shares pursuant to ARTICLE 2.

“Closing Date” has the meaning set forth in Section 2.2.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company Party” has the meaning set forth in Section 4.7.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Distribution Agreement” has the meaning set forth in the recitals.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities as compensation to vendors or consultants or other non-employees of the Company, in each case for services rendered to the Company, that has been approved by a majority of the disinterested directors of the Company and which issuance is made at a price per share that is not less than the greater of the book value and the market value of the Common Stock, (d) securities pursuant to acquisitions of assets (whether directly or through the acquisition of capital stock of an entity), which acquisition is approved by a majority of the disinterested directors of the Company and which issuance is made at a price per share that is not less than the greater of the book value and the market value of the Common Stock, and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investor” has the meaning set forth in the preamble.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Investor Party” has the meaning set forth in Section 4.6.

“Laws” means all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.6.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Money Laundering Laws” has the meaning set forth in Section 3.1(dd).

“OFAC” has the meaning set forth in Section 3.1(cc).

“Outside Date” means the forty-fifth (45th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” has the meaning set forth in Section 4.11.

“Pro Rata Portion” has the meaning set forth in Section 4.11.

“Purchase” has the meaning set forth in Section 2.1.

“Purchase Price” means the amount equal to the product of (a) the number of the Acquired Shares and (b) per purchase price of the Acquired Shares, in each case, as determined pursuant to Section 2.1.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Acquired Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsequent Financing” has the meaning set forth in Section 4.11.

“Subsequent Financing Notice” has the meaning set forth in Section 4.11.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“TMLS” has the meaning set forth in the recitals.

“Topcon” has the meaning set forth in the recitals.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Stock Market (including the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market) or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

ARTICLE 2.
PURCHASE AND SALE

2.1.Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 5, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the maximum number of shares of Common Stock that the Investor may acquire for an aggregate purchase price of $10,000,000, provided, that the total number of shares of Common Stock acquired pursuant to this Section 2.1 shall not exceed 19.9% of all of the then-issued and outstanding shares of Common Stock under any circumstances (the total number of shares acquired pursuant to this Section 2.1, the “Acquired Shares”); provided, further, that  the purchase price per Acquired Share shall be equal to the average of the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the date hereof.  For clarity, if the payment of the Purchase Price at the Closing results in the Investor acquiring more than 19.9% of all of the then-issued and outstanding shares of Common Stock, then the Purchase Price shall be reduced in such manner so as to cause the Investor to purchase 19.9% of all of the then-issued and outstanding shares of Common Stock. The purchase and sale of the Acquired Shares pursuant to this Section 2.1 is referred to as the “Purchase”. Upon the Closing and the issuance of the Acquired Shares, the Acquired Shares shall constitute up to 19.9% of all of the then-issued and outstanding shares of Common Stock.

2.2.Closing.  Subject to the terms and conditions of this Agreement, the Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts) after all of the conditions to Closing set forth in Article 5 are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as the Investor and the Company may mutually agree upon in writing.  The date on which the Closing is to occur is herein referred to as the “Closing Date.”

2.3.Closing Deliveries.

(a)At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i)written confirmation that the Acquired Shares have been issued in book-entry form to the Investor; and

(ii)the legal opinion of Company Counsel, in the form attached hereto as Exhibit B, addressed to the Investor.

(b)At the Closing, the Investor shall deliver or cause to be delivered to the Company:

(i)each agreement specified in Section 5.2(d) duly signed by the Investor (collectively, the “Investor Deliverables”); and

(ii)the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

(a)Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports.  Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, and (v) those that have been made or obtained prior to the date of this Agreement.

(f)Issuance of the Securities.  The Acquired Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Acquired Shares.

(g)Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g).  Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock that, if exercised, would materially affect the capitalization of the Company as set forth in such SEC Reports.  The issue and sale of the Acquired Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or Common Stock Equivalents to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)Press Releases.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any Company or Subsidiary officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k)Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Acquired Shares or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(m)Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(n)Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate United States federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o)Title to Assets.  The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p)Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r)Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees or significant stockholders of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such stockholder or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that would reasonably be expected to significantly affect the Company’s internal controls.

(t)Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)Brokers.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

(v)Certain Registration Matters.  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Acquired Shares under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investor under Form S-3 promulgated under the Securities Act, subject to the restrictions imposed by the SEC with respect to the number of shares which may be registered for resale on such form.  Except as set forth in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person, other than the Investor pursuant to the Registration Rights Agreement, any rights (including “piggyback” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied through an effective registration statement or by waiver of such rights to the extent specified in Schedule 3.1(v).

(w)Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or would become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Acquired Shares and the Investor’s ownership of the Acquired Shares.

(y)No Additional Agreements.  The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(z)Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(aa)Accountants.  There are no disagreements of any kind presently existing between the accountants formerly or presently employed by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in, a Material Adverse Effect.

(bb)Foreign Corrupt Practices Act.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc)PFIC.  Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(dd)OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ee)Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)Disclosure of Material, Non-Public Information.  To the knowledge of the Company, neither it nor any Person acting on its behalf has provided the Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information.

3.2.Representations and Warranties of the Investor.  The Investor hereby makes the following representations and warranties to the Company as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

(a)Organization; Authority.  The Investor is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)Investment Intent.  The Investor is acquiring the Acquired Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Acquired Shares or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Acquired Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.  The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Acquired Shares.

(c)Investor Status.  At the time the Investor was offered the Acquired Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.  The Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Acquired Shares.  The Investor acknowledges that an investment in the Acquired Shares is speculative and involves a high degree of risk.

(d)General Solicitation.  The Investor is not purchasing the Acquired Shares as a result of any advertisement, article, notice or other communication regarding the Acquired Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Acquired Shares and the merits and risks of investing in the Acquired Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)Certain Trading Activities.  The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Company regarding an investment in the Company.  The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)Adequacy of Funds

.  The Investor, as of the Effective Time, will have, adequate financial resources to satisfy its monetary and other obligations under this Agreement, including the payment of the Purchase Price for the Acquired Shares and all fees and expenses incurred by the Investor in connection with or related to consummation of the Purchase.

The Company acknowledges and agrees that the Investor has not made nor makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.Transfer; Certificates.

(a)The Acquired Shares may only be disposed of in compliance with applicable state and federal securities laws.  In connection with any transfer of the Acquired Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Acquired Shares under the Securities Act.

(b)Certificates evidencing the Acquired Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE

SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.

(c)Certificates evidencing the Acquired Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Acquired Shares is then effective, or (ii) following a sale or transfer of such Acquired Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Acquired Shares are eligible for sale by the Investor without volume restrictions under Rule 144.  The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing the Acquired Shares under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by the Investor to the Company or its transfer agent of a certificate representing such Acquired Shares containing a restrictive legend, deliver or cause to be delivered to such investor Acquired Shares which are free of all restrictive and other legends.  If the Company is then eligible, certificates for the Acquired Shares subject to legend removal hereunder shall be transmitted by the Company or its transfer agent to the Investor by crediting the prime brokerage account of the Investor with the Depository Trust Company System as directed by the Investor.  If the Investor shall make a sale or transfer of Acquired Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Acquired Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Acquired Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to the Investor a certificate representing such Acquired Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Acquired Shares are received free from restrictive legends, the Investor, or any third party on behalf of the Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Acquired Shares (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)Notwithstanding anything to the contrary in this Agreement, prior to the six (6) months anniversary of the Closing, the Investor  shall not (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, the Acquired Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such the Acquired Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

4.2.Furnishing of Information.  Until the end of the Effectiveness Period (as defined in the Registration Rights Agreement), the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Investor owns Acquired Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Acquired Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Acquired Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Acquired Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Acquired Shares in a manner that would require the registration under the Securities Act of the sale of the Acquired Shares to the Investor, or that would be integrated with the offer or sale of the Acquired Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investor.

4.4.Subsequent Registrations.  Other than a Registration Statement pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investor without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-4 or Form S-8) with the Commission with respect to any securities of the Company, except as specifically set forth on Schedule 6(b) to the Registration Rights Agreement.

4.5.Securities Laws Disclosure; Publicity.  To the extent required by applicable Law or stock exchange requirements, the Investor and the Company shall each issue a press release in language appropriate for the region in which they operate that presents the transaction contemplated hereby as a strategic alliance with an objective to expand their respective businesses, provided that the Investor and the Company shall discuss in good faith and agree as to the timing and contents of any such press release in advance.  On the Trading Day following the execution of this Agreement, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file a Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed, if any.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Indemnification of the Investor

.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, stockholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document; provided, that (a) the Company shall not be liable to the Investor Party for until the aggregate amount of all Losses in respect of indemnification under this Section 4.6 exceeds 0.5% of the Purchase Price (the “Deductible”), in which event the Company shall only be required to pay or be liable for Losses in excess of the Deductible; and (b) the aggregate amount of Losses for which the Company shall be liable in respect of indemnification under this Section 4.6 shall not exceed the Purchase Price.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The indemnification rights under this Section 4.6 shall survive for a period of twelve (12) months after the Closing. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.6 shall be the same as those set forth in Section 5(a) of the Registration Rights Agreement.

4.7.Indemnification of the Company

.  In addition to the indemnity provided in the Registration Rights Agreement, the Investor will indemnify and hold the Company and its directors, officers, stockholders, partners, employees and agents (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Investor in any Transaction Document; provided, that (a) the Investor shall not be liable to the Company Party for until the aggregate amount of all Losses in respect of indemnification under this Section 4.7 exceeds the Deductible, in which event the Investor shall only be required to pay or be liable for Losses in excess of the Deductible; provided further, that Losses in respect of Section 3.2(g) shall not be subject to the Deductible; and (b) the aggregate amount of Losses for which the Investor shall be liable in respect of indemnification under this Section 4.7 shall not exceed the Purchase Price.  In addition to the indemnity contained herein, the Investor will reimburse each Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The indemnification rights under this Section 4.7 shall survive for a period of twelve (12) months after the Closing. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5(b) of the Registration Rights Agreement.

4.8.Non-Public Information

.  Except with regard to the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will knowingly provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9.Listing of Acquired Shares

.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Acquired Shares, and will take such other action as is necessary or desirable to cause the Acquired Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the Trading Market.

4.10.Use of Proceeds.  The Company will use the net proceeds from the sale of the Acquired Shares for working capital purposes and not for the satisfaction of any portion of the Company’s debt or for the redemption of any Common Stock or Common Stock Equivalents.

4.11.Participation in Future Financing.

(a)From the date hereof until the date that is the six-month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), the Investor shall have the right to participate in an amount up to its Pro Rata Portion of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  As used herein, “Pro Rata Portion” means  the ratio of: (x) the aggregate number of shares of Common Stock held by the Investor on the date of any Subsequent Financing Notice (as defined below); and (y) the aggregate number of shares of the Company’s Common Stock and Common Stock Equivalents outstanding on the date of such Subsequent Financing Notice.

(b)At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which shall ask the Investor if it wants to review the details of such financing.  Upon the request of the Investor following the Pre-Notice, and only upon a request by the Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver an additional notice to the Investor (a “Subsequent Financing Notice”) which shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and shall include a term sheet or similar document relating thereto as an attachment.

(c)If the Investor desires to participate in such Subsequent Financing it must provide written notice to the Company no later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Investor has received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from the Investor as of such fifth (5th) Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Investor has received the Pre-Notice, notification by the Investor of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(f)The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Investor.

(g)Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12.Form D; Blue Sky Filings

.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

4.13.Capital Changes

.  Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investor.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.Conditions Precedent to the Obligations of the Investor to Purchase the Acquired Shares

.  The obligation of the Investor to acquire the Acquired Shares at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)No Suspensions of Trading in Common Stock.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement;

(e)Company Agreement.  The Company shall have delivered the Registration Rights Agreement, duly executed by the Company;

(f)Closing of Asset Purchase.  The closing under the Asset Purchase Agreement shall have taken place or will take place simultaneously with the Closing;

(g)Execution of Distribution Agreement.  The Distribution Agreement shall have been duly executed by Topcon and the Company, and shall become effective simultaneously with the Closing;

(h)Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a); and

(i)Termination.  This Agreement shall not have been terminated in accordance with Section 6.10.

5.2.Conditions Precedent to the Obligations of the Company to sell the Acquired Shares

.  The obligation of the Company to sell the Acquired Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties.  The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)Performance.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c)No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)Closing of Asset Purchase.  The closing under the Asset Purchase Agreement shall have taken place or will take place simultaneously with the Closing;

(e)Investor Deliverables.  The Investor shall have delivered the Registration Rights Agreement, duly executed by the Investor; and

(f)Termination.  This Agreement shall not have been terminated in accordance with Section 6.10.

ARTICLE 6.
MISCELLANEOUS

6.1.Fees and Expenses

.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Acquired Shares.

6.2.Notices

.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.2):

Notice to the Investor:	111 Bauer Drive Oakland, NJ 07436. United States E-mail: rsamuels@topcon.com Attention: Randy Samuels, Executive Vice President & General Counsel
with a copy to:	75-1, Hasunuma-cho, Itabashi-ku, Tokyo 174-8580, Japan E-mail: k.koizumi@topcon.co.jp Attention: Kanako Koizumi, Legal & Export Control Dept., General Administration & Legal Div.
and with a copy to:	Nagashima Ohno & Tsunematsu JP Tower, 2-7-2 Marunouchi, Chiyoda-ku, Tokyo 100-7036, Japan E-mail: yutaka_kuroda@noandt.com Attention: Yutaka Kuroda

Notice to the Company:	IRIDEX Corporation 1212 Terra Bella Avenue Mountain View, CA 94043 E-mail: dbruce@iridex.com Attention: Chief Executive Officer, David Bruce
with a copy to:	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention: Philip Oettinger Facsimile: (650) 565-3564 Email: poettinger@wsgr.com

6.3.Interpretation

.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.  Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

6.4.Headings

.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.5.Severability

.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.6.Entire Agreement

.  This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter, including the Memorandum of Understanding between Topcon and the Company dated December 10, 2020. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

6.7.Successors and Assigns

.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.  No assignment shall relieve the assigning party of any of its obligations hereunder.

6.8.No Third Party Beneficiaries

.  Except as set forth in Section 4.6 and Section4.7, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.9.Amendment and Modification; Waiver

.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.10.Termination

.  This Agreement may be terminated prior to Closing:

(a)by the mutual written consent of the Company and the Investor;

(b)by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 4:30 p.m. Japan time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.10(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

6.11.Governing Law; Submission to Arbitration; Waiver of Jury Trial

.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

(b)Any dispute, claim or controversy arising out of or relating to this Agreement or the other agreements and documents contemplated hereby or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in San Francisco, California, before one (1) arbitrator who shall be mutually appointed by the Parties. The arbitration shall be administered by JAMS (or any like organization successor thereto) pursuant to its JAMS International Arbitration Rules and Procedures. The arbitrator shall follow any applicable federal law and California state law in rendering an award. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The Parties further understand and agree that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. No discovery will be permitted in connection with the arbitration, unless it is expressly authorized by the arbitrator upon showing of substantial need by a Party seeking discovery.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c).

6.12.Survival

.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Acquired Shares.

6.13.Specific Performance

.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

6.14.Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.15.Rescission and Withdrawal Right

.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents,

whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.16.Limitation of Liability

.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or any investor, stockholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IRIDEX Corporation

By:	/s/ David Bruce
Name:	David Bruce
Title:	Chief Executive Officer

[Signature Pages to Investment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Topcon America Corporation

By:	/s/ Randy Samuels
Name:	Randy Samuels
Title:	President

[Signature Pages to Investment Agreement]

Exhibit A

Registration Rights Agreement

Exhibit B

Legal Opinion